UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 21, 2011   (Date of earliest event reported): November 10, 2011

First Quantum Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52759 (Commission File Number)	20-4743354 (IRS Employer Identification No.)

290 Lenox Avenue, New York, NY  10027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (855) 633 - 3738

2101 Vista Parkway, Suite 292, West Palm Beach, FL 33411 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

Item 9.01

Financial Statements and Exhibits.

On November 16, 2011, the Registrant filed a Current Report on Form 8-K to, among other things, disclose the retirement of its former independent registered public accountant. The purpose of this Amendment to the Current Report on Form 8-K is to provide the letter from the former independent registered public accountant required by Item 304(a)(3) of Regulation S-K.

[Explanatory Note:  On November 15, 2011, the Company provided a copy of its Current Report on Form 8-K disclosing the retirement of Malcolm L. Pollard, Inc., the Company’s former independent registered public accountant, to Malcolm L. Pollard, Inc., and requested Malcolm L. Pollard, Inc. to provide its letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements in the Company’s Form 8-K and if not, stating the respects in which it disagreed. On November 16, 2011, following the filing of the Current Report, Malcolm L. Pollard, Inc. sent an email to counsel to the Company, attaching a letter dated November 1, 2011, in which Malcolm L. Pollard, Inc. stated that it agreed with the disclosure made by the Company in its Current Report on Form 8-K. Notwithstanding that counsel to the Company thereafter provided Malcolm L. Pollard, Inc. with an opportunity to correct the date of its letter, Malcolm L. Pollard, Inc. has not done so and, accordingly, the Company is filing the attached letter in accordance with Item 304(a)(3) of Regulation S-K.]

(d)

Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated July 29, 2011*
10.2	Share Exchange Agreement dated October 28, 2011*
16	Letter from Former Auditors
99.1	Audited financial statements of DiMi Telematics, Inc. as of August 31, 2011 and for the period from January 28, 2011 (inception) through August 31, 2011*
99.2	Unaudited pro forma balance sheet as of June 30, 2011 and unaudited pro forma statements of operations through August 31, 2011*

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* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Quantum Ventures, Inc.

Date: November 21, 2011	By:	/s/ Barry Tenzer
Barry Tenzer President

Exhibit No.	Description
16	Letter from Former Auditor